                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         VENTURE CATALYST INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                         VENTURE CATALYST INCORPORATED
                     16868 Via Del Campo Court, Suite 200
                          San Diego, California 92127

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

  We cordially invite you to attend our Annual Meeting of Shareholders. This Annual Meeting will be held at 10:00 A.M., California time, on Friday, December 8, 2000, at the executive offices of Venture Catalyst Incorporated, located at 16868 Via Del Campo Court, Suite 200, San Diego, California 92127, for the following purposes:

    1. To elect eight directors to the Board of Directors to hold office for a term of one year and until their respective successors are elected and qualified.

    2. To approve an amendment to the Company's 1996 Nonemployee Directors Stock Option Plan to increase the number of shares of our common stock which may be issued and sold under the 1996 Nonemployee Directors Stock Option Plan.

    3. To transact such other business as may properly come before this Annual Meeting or adjournment thereof.

  The Board of Directors has fixed the close of business on October 27, 2000, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

YOU ARE CORDIALLY INVITED TO BE PRESENT AND TO VOTE AT THIS ANNUAL MEETING IN PERSON. HOWEVER, YOU ARE ALSO REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID AND ADDRESSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND. IN THE EVENT YOU HAVE RETURNED A SIGNED PROXY, BUT ELECT TO ATTEND THIS ANNUAL MEETING AND VOTE IN PERSON, YOU WILL BE ENTITLED TO VOTE.

                                          By Order of the Board of Directors,

                                          Glenn D. Smith
                                          Secretary

San Diego, California
October 27, 2000

                         VENTURE CATALYST INCORPORATED
                     16868 Via Del Campo Court, Suite 200
                          San Diego, California 92127

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The Board of Directors of Venture Catalyst Incorporated ("VCAT") is soliciting proxies to be voted at the Annual Meeting of Shareholders of VCAT to be held on Friday, December 8, 2000, at the executive offices of VCAT, located at 16868 Via Del Campo Court, Suite 200, San Diego, California 92127, at 10:00 A.M., California time, and at any adjournments (the "Annual Meeting" or the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and described herein. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to shareholders is November 10, 2000.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

  WHO MAY VOTE. The Board of Directors of VCAT (the "Board of Directors" or the "Board") has fixed the close of business on October 27, 2000, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting (the "Record Date"). The only outstanding class of stock of VCAT is its common stock, par value $.001 per share ("Common Stock"), and, at the Record Date, 7,422,490 shares were outstanding. Each share of Common Stock entitles the record holder on the Record Date to one vote on all matters.

  REVOCABILITY OF PROXY. You may revoke your proxy prior to its exercise. You may do this by (a) delivering to the Secretary of VCAT, Glenn D. Smith, at or prior to the Annual Meeting, an instrument of revocation or another proxy bearing a date or time later than the date or time of the proxy being revoked, or (b) voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke your proxy.

  HOW YOUR SHARES WILL BE VOTED. All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted FOR (a) election of the Board's eight nominees for directors, and (b) approval of the amendment to increase the number of shares of the Company's common stock which may be issued and sold under the 1996 Nonemployee Directors Stock Option Plan. As to any other business which may properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment, although the Company does not presently know of any other such business.

  QUORUM; VOTING; BROKER NON-VOTES. Shares of Common Stock will be counted as present at the Annual Meeting if the shareholder is present and votes in person at the Meeting or has properly submitted a proxy card. A majority of VCAT's outstanding shares entitled to vote as of the Record Date must be present at the Annual Meeting in order to hold the Meeting and conduct business. This is called a quorum. For the proposal, once a quorum is established, shareholder approval is obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal. Abstentions and broker non-votes will not have the effect of being considered as votes cast against any matter considered at the Annual Meeting. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

  EXPENSES; METHOD OF SOLICITATION. The expenses of soliciting proxies for the Annual Meeting are to be paid by VCAT. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives by directors, officers and employees of VCAT who will not be specially compensated for such services. Although there is no formal agreement to do so, VCAT may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to shareholders whose Common Stock is held of record by such entities.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  This table contains certain information as of September 25, 2000 regarding all persons who, to the knowledge of VCAT, were the beneficial owners of more than 5% of the outstanding shares of Common Stock, each of the directors of VCAT, each of the executive officers named in the Summary Compensation Table set forth herein under the caption "Compensation of Executive Officers" (we refer to all these officers as the "Named Executive Officers") and all directors and executive officers as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person, based upon statements filed with the U.S. Securities and Exchange Commission (the "SEC"), or based upon the actual knowledge of VCAT.

                                            Amount and
                                              Nature
                                           of Beneficial  Right to  Percent of
Name                                         Ownership   Acquire(3) Class(1)(2)
----                                       ------------- ---------- -----------
Richard T. ("Chip") Harrison(5)..........      750,000         --      10.1%
 747 Golden Park Avenue
 San Diego, California 92106
Jonathan Ungar...........................      485,487     144,775      8.3%
 220 Montgomery Street, Suite 500
 San Francisco, California 94104
Karol M. Schoen..........................      477,216     112,784      7.8%
 9254-B Lake Murray Blvd.
 San Diego, California 92119

Directors:
L. Donald Speer, II(4)...................    1,578,360     630,000     27.4%
Andrew B. Laub(4)........................          --      370,000      4.7%
Stephen M. Dirks(4)......................          --       86,250      1.1%
Glenn D. Smith(4)........................          --          --        *
Jana McKeag..............................          --       50,000       *
 1350 I Street, N.W., Suite 1800
 Washington, D.C. 20005
Charles T. Owen..........................          --       10,000       *
 4909 Murphy Canyon Road, Suite 200
 San Diego, CA 92123
Charles Reibel...........................          --       40,000       *
 11755 Wilshire Blvd., Suite 1800
 Los Angeles, California 90025
Sanjay Sabnani(6)........................          --      392,500      5.0%
 3420 Ocean Park Blvd., Suite 3020
 Santa Monica, California 90405
Cornelius E. ("Neil") Smyth..............       35,750       6,250       *
 60 Montego Court
 Coronado, CA 92118

Named Executive Officers Who are Not
 Directors:
 Robert Regent(4)........................          --      100,000      1.3%
All directors and executive officers as a
 group (11 persons)......................    1,614,110   1,854,000     37.3%

-------
 *  Less than one percent

(1) Subject to applicable community property and similar statutes.

(2) Includes shares beneficially owned, whether directly or indirectly, individually or together with associates.

(3) Shares that can be acquired through stock option or warrant exercises through December 26, 2000, within 60 days of the Record Date.

(4) The mailing address of such shareholder is in care of Venture Catalyst Incorporated, 16868 Via Del Campo Court, Suite 200, San Diego, California 92127.

(5) Mr. Harrison resigned as a director, officer and employee of VCAT on December 17, 1999.

(6) Mr. Sabnani joined VCAT in July 1999 and subsequently resigned as an officer and director of VCAT on September 29, 2000.

Change in Control of VCAT

  Arrangements Which May Result in a Change of Control. Pursuant to VCAT's Articles of Incorporation, no person may become an officer, director or the beneficial owner of such number of any class or series of VCAT's issued and outstanding capital stock such that he or she shall hold, directly or indirectly, one of the ten greatest financial interests in VCAT (an "Interested Person") unless such Interested Person agrees in writing to (a) provide the National Indian Gaming Commission ("Gaming Commission") or other gaming authority having jurisdiction over VCAT's operations ("Gaming Authority") with information regarding such Interested Person, including information regarding other gaming-related activities of such Interested Person and financial statements, in such form, and with such updates, as may be required by the Gaming Commission or other Gaming Authority; (b) respond to written or oral questions that may be propounded by the Gaming Commission or any Gaming Authority; and (c) consent to the performance of any background investigation that may be required by the Gaming Commission or any Gaming Authority, including an investigation of any criminal record of such Interested Person.

  In the event that an Interested Person (a) fails to provide information requested by the Gaming Commission or any Gaming Authority, (b) gives the Gaming Commission or any Gaming Authority cause either to deny approval of or to seek to void a management contract to which VCAT is a party, or (c) takes action that will affect the voiding of any such management contract, such Interested Person shall be required to divest all of VCAT's stock owned by such shareholder within a 90-day period. If the Interested Person is unable to sell such stock within this period, the Interested Person shall notify VCAT in writing, and VCAT shall repurchase such stock at a purchase price equivalent to the lower of such stock's book value or cost.

                             ELECTION OF DIRECTORS

                                  PROPOSAL 1

  Under the Articles of Incorporation and Bylaws of VCAT (the"Bylaws"), eight persons, Stephen M. Dirks, Andrew B. Laub, Jana McKeag, Charles T. Owen, Charles Reibel, Glenn D. Smith, Cornelius E. ("Neil") Smyth and L. Donald Speer, II, have been nominated by the Board of Directors for election at the Annual Meeting to serve one year terms expiring at VCAT's annual meeting in 2001 and until his or her respective successor is elected and qualified.

  The Bylaws provide for not less than three nor more than ten directors, the exact number within the range being set by the Board of Directors from time to time. Currently, the Board of Directors has set that number at eight directors. Each of the eight nominees, whose term expires at the Annual Meeting, presently serves as a director and has served continuously as a director of VCAT since the date indicated under the caption "Information with Respect to the Director Nominees" below. In the event the nominee is unable to or declines to serve as a director at the time of the Annual Meeting, which is not anticipated, the persons named in the proxy will vote for the election of such person or persons as may be designated by the Board of Directors. Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the election of the eight director nominees listed below.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF STEVEN M. DIRKS, ANDREW B. LAUB, JANA MCKEAG, CHARLES T. OWEN, CHARLES REIBEL, GLENN D. SMITH, CORNELIUS E. ("NEIL") SMYTH, AND L. DONALD SPEER, II AS DIRECTORS. A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING IS REQUIRED FOR ELECTION OF EACH NOMINEE.

                  APPROVAL OF THE AMENDMENT TO THE COMPANY'S
           1996 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN, AS AMENDED

                                  PROPOSAL 2

  VCAT's 1996 Plan provides a means for nonemployee directors of VCAT to acquire stock of VCAT through stock options. The purposes of the Plan are to attract and retain persons of ability as directors and to motivate such persons to exert their best efforts on behalf of VCAT.

  The Board of Directors in October 2000 adopted, subject to shareholder approval, an amendment to the 1996 Plan to increase the number of shares of Common Stock available for issuance under the 1996 Plan by 200,000 shares. The Board of Directors has directed the submission to a vote of the shareholders a proposal to approve the amendment to the 1996 Plan.

  Currently, the number of shares of Common Stock which may be issued and sold upon the exercise of options granted under the 1996 Plan shall not exceed 100,000. As of the Record Date, options to purchase 80,000 shares of Common Stock have been awarded, of which options to purchase 55,000 shares have been exercised, and options to purchase 25,000 shares remain outstanding. Accordingly, as of the Record Date, only 20,000 shares of Common Stock remain available to be issued and sold pursuant to the exercise of option grants under the 1996 Plan. The 1996 Plan provides that each nonemployee director who becomes a member of the Board shall initially be awarded options to purchase 10,000 shares of Common Stock (as may be adjusted pursuant to the 1996 Plan) automatically on the date of his or her election or appointment to the Board of Directors. The 1996 Plan further provides that each nonemployee director shall be granted options to purchase 5,000 shares of Common Stock (as adjusted pursuant to Section 7 of the 1996 Plan) automatically effective on the date of each of VCAT's Annual Meeting of Shareholders, commencing on the Effective Date, at which such nonemployee director is reelected. The grant of stock options to nonemployee directors under the 1996 Plan is nondiscretionary.

  As mentioned above, only 20,000 shares of Common Stock, as of the Record Date, remain available for option grants under the 1996 Plan. Based upon the fact that the grant of options under the 1996 Plan is automatic and due to the limited number of shares available for issuance under the 1996 Plan, the Board believes a larger allocation of shares of Common Stock for option grants is currently necessary.

  In light of the foregoing, the Board of Directors believes that it is appropriate to increase the number of shares of Common Stock which may be issued and sold pursuant to the options granted under the 1996 Plan. Accordingly, the Board of Directors in October 2000 has unanimously approved, subject to shareholder approval, an amendment to the 1996 Plan (the "Amendment") to change one paragraph in the 1996 Plan. A copy of the 1996 Plan as amended by such Amendment is set forth in full in Appendix A to this Proxy Statement and is summarized below.

  The Amendment amends Paragraph 2 of the 1996 Plan to increase the number of shares of Common Stock which may be issued to nonemployee directors and sold upon the exercise of options granted under the 1996 Plan from 100,000 to 300,000. Specifically, you are being asked for your approval to amend Paragraph 2 of the 1996 Plan by replacing Paragraph 2 with the following:

    "The total number of shares of Common Stock with respect to which options may be granted under the Plan shall not exceed 300,000 (as adjusted pursuant to Section 7 hereof). Shares issued upon exercise of options granted under the Plan may be either authorized and previously unissued shares, issued shares which have been reacquired by the Company, or any combination thereof. In the event that any option granted under the Plan shall terminate, expire or, with the consent of the optionee, be cancelled as to any shares of Common Stock, without having been exercised in full, new options may be granted with respect to such shares without again being charged against the maximum share limitations set forth above in this
  Section 2."

  In the judgment of the Board, these changes to Paragraph 2 of the 1996 Plan are desirable and in the best interest of VCAT and its shareholders in view of the our long-term business goals of growth and profitability.

Under the 1996 Plan, 100,000 shares of Common Stock, which has not been increased since the 1996 Plan was adopted, were reserved and allocated to nonemployee directors under the 1996 Plan. However, the Board believes that the increase of 200,000 shares of Common Stock in the maximum number of shares of the Common Stock to be issued and sold under the 1996 Plan represent a necessary, reasonable and beneficial business decision if VCAT desires to continue to attract and retain persons of ability as directors.

  If the proposal is not approved by the shareholders at the Annual Meeting, the Plan will remain in effect; however, as stated above, only 20,000 shares of Common Stock remain available for grant as of the Record Date. VCAT has registered with the SEC on a Form S-8 Registration Statement the 100,000 shares of Common Stock currently issuable under the 1996 Plan, and the Board intends to cause the additional 200,000 shares of Common Stock to be issuable under the amendment to the 1996 Plan to be registered on a Form S-8 Registration Statement to be filed with the SEC at VCAT's expense.

  As mentioned above, the 1996 Plan, as amended by the Amendment, is set forth in full as Appendix A to this Proxy Statement and is summarized below. Such summary is not intended to be complete and reference should be made to Appendix A for a complete statement of the terms and provisions of the 1996 Plan, as amended.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO VCAT'S 1996 STOCK OPTION PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE ON THE PROPOSAL IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

                     SUMMARY OF THE 1996 PLAN, AS AMENDED

Shares Subject to the 1996 Plan

  Options may be granted covering a maximum of 300,000 shares of Common Stock. Shares issued upon exercise of options granted under the 1996 Plan may be either authorized and previously unissued shares, issued shares which have been reacquired by the Company, or any combination. Options granted under the 1996 Plan which terminate or are cancelled, expire without exercise are available for reissuance. Options granted under the 1996 Plan are not intended to qualify under the Internal Revenue Code as incentive stock options.

Eligible Persons

  All nonemployee members of VCAT's Board of Directors or any of its subsidiaries ("nonemployee directors") are eligible to participate in the 1996 Plan.

Option Price

  The purchase price per share at which an option may be exercised shall be equal to the fair market value per share at the time such option is granted. For this purpose, fair market value shall mean, (i) the closing price of the Common Stock on such date, if available, or, if there are no sales of the Common Stock on such date or if a closing sales price is not available, (ii) the average of the "bid" and "asked" prices of Common Stock on such date, in each case as reported by The Nasdaq Stock Market or any national securities exchange on which the Common Stock is traded or any other generally recognized over-the-counter trading or quotation system if the Common Stock is traded in the over-the-counter market; or if (i) or (ii) are not available, the fair market value on such date as determined by the Committee (as defined below) in accordance with applicable law and regulations.

Term of Exercise and Expiration of Options

  Options become exercisable six months following the date of grant; however, the Board may accelerate the exercisability if service as a director of VCAT ceases prior to six months. Each option shall expire no more than 10 years from the date of grant. Options held by a nonemployee director under the 1996 Plan shall not be affected if the director subsequently becomes an employee of VCAT while a member of the Board of Directors. Section 6(e) of the 1996 Plan requires that each option agreement shall provide that any option therein granted is not transferable by the optionee other than by will or by the laws of descent and distribution or a qualified domestic relations order and that, during the lifetime of the optionee, such option may be exercised only by the optionee or such optionee's representative or permitted successor.

Nontransferability of Options

  Options are not transferable by the optionee other than by will or the laws of descent and distribution, or, pursuant to a qualified domestic relations order. Options are exercisable during the optionee's lifetime only by such optionee or, in the event of such optionee's legal incapacity to do so, by such optionee's guardian or legal representative acting in a fiduciary capacity.

Adjustments

  The Committee may adjust the option price and in the number or kind of shares or other securities covered by the 1996 Plan and any outstanding options as a result of (a) any stock dividend, stock split, combination of shares, issuance of rights or warrants to purchase stock, spin-off, recapitalization or other changes in the capital structure, (b) any merger, consolidation, reorganization or partial or complete liquidation, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

Administration

  The 1996 Plan is administered and interpreted by a committee consisting of all directors who are not eligible to participate in the 1996 Plan and the Chief Financial Officer of VCAT (the "Committee"). The Committee has no discretion with respect to the eligibility or selection of directors to receive options under the 1996 Plan, the times at which options shall be granted or shall become exercisable, the number of shares subject to any such options or the Plan, or the purchase price thereunder, except for adjustments as described in the 1996 Plan. The Committee shall not have the authority to take any action or make any determination that would materially increase the benefits under the Plan.

  The Board of Directors may at any time amend the 1996 Plan, although no amendment may increase the number of shares that may be granted under the 1996 Plan without shareholder approval.

                          FEDERAL INCOME TAX ASPECTS

  The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 1996 Plan based on federal income tax laws as currently in effect. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

Tax Consequences to Participants Concerning Options

  In general (i) no income will be recognized by an optionee at the time an option is granted; (ii) at exercise, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at sale, appreciation (or depreciation) after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT TO THE 1996 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN. A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING IS REQUIRED FOR THE AMENDMENT TO PASS.

               INFORMATION WITH RESPECT TO THE DIRECTOR NOMINEES

  The following table sets forth information regarding the nominees, including age on the date of the Annual Meeting, present position with VCAT, and other business experience during at least the past five years. With the exception of Messrs. Owen, Reibel and Smyth, each of the directors/nominees is an executive officer of VCAT.

                                Director       Principal Occupation and Other
           Name           Age     Since        Information Concerning Nominee
           ----           ---   --------       ------------------------------
 Stephen M. Dirks........  43 March 2000    Stephen M. Dirks has served as
                                            director and Vice President of
                                            Corporate Development for VCAT
                                            since March 2000. Mr. Dirks founded
                                            webinc., Inc., a services company
                                            focusing on start up technology
                                            companies, and was the CEO of the
                                            company from April 1999 until it
                                            was acquired by VCAT in February
                                            2000. From March 1996 to February
                                            1999, Mr. Dirks was the CEO of a
                                            gourmet pizza franchise called The
                                            Wedge, Inc. From March 1995 to
                                            November 1996, Mr. Dirks was
                                            President of Spyglass Capital,
                                            Inc., an investment advisory
                                            company. From 1992 to April 1995,
                                            Mr. Dirks was CEO of the Pro
                                            Athletes Golf League, Inc., a
                                            publicly traded golf tournament
                                            organizer and golf clothing
                                            manufacturer. Mr. Dirks served as
                                            Senior Vice President of the
                                            investment banking firms Everen
                                            Securities and Gilford Securities
                                            from 1984 to 1992.

 Andrew B. Laub..........  48 May 1995      Mr. Laub has served VCAT and its
                                            predecessors in a variety of
                                            positions since September 1994. Mr.
                                            Laub has served as Executive Vice
                                            President, Corporate Development
                                            for VCAT since December 1999. From
                                            July 1995 to December 1999, Mr.
                                            Laub was Executive Vice President,
                                            Finance and Development for VCAT.
                                            During these years, he also served
                                            VCAT as Chief Financial Officer
                                            from October 1997 until December
                                            1999, and Treasurer from September
                                            1994 until December 1999. From
                                            September 1994 to July 1995,
                                            Mr. Laub also held the position of
                                            Vice President. From January 1994
                                            through August 1994, he was self-
                                            employed as a financial consultant.
                                            From July 1987 through January
                                            1994, Mr. Laub was Treasurer for
                                            Southwest Gas Corporation, a
                                            publicly traded natural gas
                                            distribution utility.

 Jana McKeag.............  49 February 1996 Jana McKeag has served as Vice
                                            President, Governmental Relations
                                            for VCAT since 1996 and as a
                                            consultant to VCAT from February
                                            1996 to March 1996. Prior to
                                            joining VCAT, Ms. McKeag served
                                            from April 1991 through December
                                            1995 as a Commissioner on the
                                            National Indian Gaming Commission.
                                            From January through April 1991,
                                            Ms. McKeag served as Director of
                                            Native American Programs for the
                                            U.S. Department of Agriculture and
                                            from April 1985 to December 1990,
                                            she held several senior management
                                            and policy level posts at the U.S.
                                            Department of the Interior
                                            including Assistant to the
                                            Assistant Secretary of Indian
                                            Affairs.

                                Director       Principal Occupation and Other
           Name           Age     Since        Information Concerning Nominee
           ----           ---   --------       ------------------------------
 Charles T. Owen.........  59 February 2000 Charles T. Owen was appointed a director of VCAT in February 2000.
                                            Since 1992 he has been president
                                            and publisher of the San Diego
                                            Business Journal, responsible for
                                            both the Administrative and
                                            Editorial phases of the newspaper.
                                            He also held these same positions
                                            during the years 1987-1990. From
                                            1990-1992 he was president of TCS
                                            Publishing.

 Charles Reibel..........  50 May 1997      Charles Reibel is a certified
                                            public accountant and has Been a
                                            member of Reibel & Rose LLP,
                                            Certified Public Accountants, since
                                            January 1999. President of Charles
                                            Reibel, Inc., C.P.A. since February
                                            1986, Mr. Reibel was retained as
                                            VCAT's independent certified public
                                            accountant from March 1991 to June
                                            1994. He is also the current
                                            President of Reibel & Rose
                                            Financial Services, Inc. In
                                            addition, Mr. Reibel is President
                                            and a director of Gorilla World,
                                            Inc., a privately-held company that
                                            manufactures and distributes
                                            active-wear clothing.

 Glenn D. Smith..........  36 April 2000    Glenn D. Smith has served as
                                            Secretary, General Counsel, and a
                                            director of VCAT since April 2000.
                                            From 1989 through April 2000, Mr.
                                            Smith was with, most recently as a
                                            partner, the Los Angeles office of
                                            Stroock & Stroock & Lavan LLP, a
                                            national law firm with offices in
                                            New York, Los Angeles, Miami, and
                                            Washington, D.C. Mr. Smith received
                                            his law degree from the Cornell
                                            University Law School.

 Cornelius E. ("Neil")
  Smyth..................  74 May 1995      Cornelius E. ("Neil") Smyth has
                                            served as a director of VCAT and
                                            its predecessors since September
                                            1994. Mr. Smyth is currently
                                            retired. From February 1990 through
                                            August 1990, Mr. Smyth was a
                                            consultant in the gaming industry.
                                            From March 1989 through February
                                            1990, he was President of Mexican
                                            operations of Caesars World
                                            International Inc. and from
                                            September 1983 through March 1989,
                                            Mr. Smyth was Executive Vice
                                            President of Latin American
                                            operations for Caesars World
                                            International Inc. From 1981
                                            through 1983, he was President of
                                            the Sands Hotel in Las Vegas. From
                                            1970 through 1981, he was Chief
                                            Financial Officer and Senior Vice
                                            President of Caesars Palace in Las
                                            Vegas.

 L. Donald Speer, II.....  51 May 1995      L. Donald Speer, II has served as
                                            Chief Executive Officer and
                                            Chairman of the Board of VCAT and
                                            its predecessors since founding the
                                            company. He has served as Chief
                                            Operating Officer since September
                                            5, 2000, and President since
                                            September 29, 2000; he had
                                            previously held these positions
                                            from June 1997 until February 18,
                                            2000. From July 1986 through
                                            January 1992, Mr. Speer was
                                            Chairman of the Board, Chief
                                            Executive Officer and a director of
                                            Southwest Gaming, Inc., which
                                            provided operating services for the
                                            Desert Oasis Indian Casino, a poker
                                            casino on the Cabazon Indian
                                            Reservation near Indio, California.

                 INFORMATION WITH RESPECT TO EXECUTIVE OFFICER
                         WHO IS NOT A DIRECTOR NOMINEE

  The following table sets forth similar information as that provided for the director nominees with respect to the only executive officer of VCAT who is not a director nominee.

                              Director      Principal Occupation and Other
           Name           Age  Since        Information Concerning Nominee
           ----           --- --------      ------------------------------
 Robert Regent...........  60          Robert Regent has served as Vice
                                       President, Casino Operations of VCAT
                                       since February 1996. From October 1995
                                       to February 1996, Mr. Regent served as
                                       Director of Casino Operations for VCAT.
                                       From May to October 1995, Mr. Regent
                                       served as Manager of the Barona Casino
                                       for the Barona Group of Capitan Grande
                                       Band of Mission Indians. Mr. Regent has
                                       held numerous positions with various
                                       casinos including Director of Gaming for
                                       the Gold Coast/Shore Casino in Biloxi,
                                       Mississippi from February 1993 to May
                                       1995; Assistant Casino Manager/Shift
                                       Manager for the Splash Casino in Tunica,
                                       Mississippi from September 1992 to
                                       February 1993; and Pit Boss and Shift
                                       Manager for the Horseshoe Hotel & Casino
                                       in Las Vegas, Nevada from June 1988 to
                                       September 1992.

                   INFORMATION ABOUT THE BOARD OF DIRECTORS
                          AND COMMITTEES OF THE BOARD

Meetings of the Board and its Committees

  The Board of Directors manages the business of VCAT. It establishes overall policies and standards for VCAT and reviews the performance of management. In addition, the Board has established an Executive Committee, an Audit Committee and a Compensation Committee whose functions are briefly described below. VCAT has not established a Nominating Committee. The directors are kept informed of VCAT's operations at meetings of the Board and its committees through reports and analyses and discussions with management.

  During the fiscal year ended June 30, 2000 (the "Fiscal Year" or "Fiscal 2000"), the Board of Directors met on nine occasions. In addition, the Board took action on nine occasions by Unanimous Written Consent.

  Executive Committee. At times when the Board of Directors is not in session, the Executive Committee is empowered to exercise the authority of the Board of Directors with respect to the significant day-to-day operational decisions of VCAT. The current members of the Executive Committee are L. Donald Speer, II (Chairman), Andrew B. Laub, Stephen M. Dirks, and Glenn D. Smith. During the Fiscal Year, the Executive Committee met on a regular basis.

  Audit Committee. The principal duties of the Audit Committee are to: (a) meet with the independent accountants to review and approve the scope of their audit engagement; (b) meet with VCAT's financial management personnel and independent accountants to review matters relating to internal accounting controls, VCAT's accounting practices and procedures and other matters relating to the financial condition of VCAT; and (c) report to the Board periodically any recommendations the Audit Committee may have with respect to such matters. The current members of the Audit Committee are Cornelius E. ("Neil") Smyth and Charles Reibel (Chairman). During the Fiscal Year, the Audit Committee met on four occasions.

  Compensation Committee. The principal functions of the Compensation Committee are to (a) evaluate the performance of VCAT's officers, including the Chief Executive Officer; (b) evaluate the recommendations of VCAT's Chief Executive Officer with respect to performance and compensation of all VCAT's officers, and thereafter to make recommendations to the Board relating to VCAT's compensation plans and arrangements relating to such persons, including approval of loans to, or guaranteeing the obligations of, such officers; and
(c) administer, and make compensation determinations under, all of VCAT's stock option plans. The current members of the Compensation Committee are Cornelius E. ("Neil") Smyth (Chairman) and Charles Reibel. The Compensation Committee met on eleven occasions during the Fiscal Year. In addition, the Compensation Committee took action on seven occasions by Unanimous Written Consent.

  Each of the incumbent directors attended at least 75% of the aggregate of
(a) the total number of meetings of the Board of Directors held during the Fiscal Year (which were held during the period that such person served as a director) and (b) the total number of meetings held by each committee of the Board on which such director served during the Fiscal Year (which were held during the period that such person served on such committee).

Compensation of Directors

  Directors who also are employees of VCAT are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee.

  Cash Compensation. During Fiscal 2000, each nonemployee director of VCAT received for their services as directors $2,500 per meeting attended in person or by telephone plus travel expenses incurred in connection with attendance at each Board of Directors' meeting and $250 per informational presentation attended in person or by telephone plus travel expenses. Nonemployee directors who are members of the Audit Committee and the Compensation Committee received for their services as members of such committees $2,500 per committee meeting attended in person or by telephone during the Fiscal Year.

  Nonemployee Directors' Plan. Each nonemployee director also is eligible to receive stock options under VCAT's 1996 Nonemployee Directors Stock Option Plan (the "1996 Plan"), a non-discretionary, formula stock option plan pursuant to which 100,000 shares of Common Stock have been authorized for issuance. Each nonemployee director who first becomes a member of the Board of Directors will be granted an option to purchase 10,000 shares of Common Stock automatically on the date of his or her election or appointment to the Board of Directors. Each nonemployee director also is granted an option to purchase 5,000 shares of Common Stock automatically on the date of each of VCAT's Annual Meetings of Shareholders at which such nonemployee director is reelected to the Board of Directors. The exercise price for all options granted under the 1996 Plan is based on the fair market value of the Common Stock on the date of grant. Each option granted under the 1996 Plan becomes exercisable 6 months following the date of grant.

  At the close of VCAT's last annual meeting of shareholders on December 10, 1999, Charles Reibel and Neil Smyth were each granted, pursuant to the 1996 Plan, an option to purchase 5,000 shares of Common Stock at an exercise price of $3.38 per share, the fair market value of the Common Stock on the date of grant.

  The 1995 Plan. Each nonemployee director also is eligible to receive awards under VCAT's 1995 Stock Option Plan, as amended (the "1995 Plan"), a discretionary stock option plan administered by the Compensation Committee, except in the case of grants to nonemployee directors in which case the 1995 Plan is administered by the Board of Directors.

  In Fiscal 2000, Charles Reibel and Neil Smyth were each granted, pursuant to the 1995 Plan, an option to purchase 25,000 shares of Common Stock at an exercise price of $2.63 per share, the fair market value of the Common Stock at the time of the grant. Charles T. Owen was granted, pursuant to the 1995 Plan, an option to purchase 15,000 shares of Common Stock at an exercise price of $12.50 per share, the fair market value of the Common Stock on the date of the grant.

                      COMPENSATION OF EXECUTIVE OFFICERS

  This table shows, for the last three fiscal years, compensation information for VCAT's Chief Executive Officer and the next four most highly compensated executive officers. We refer to all of these officers as the "Named Executive Officers."

                          Summary Compensation Table

                                                               Long Term
                                  Annual Compensation         Compensation
                             ------------------------------     Awards--
                                               Other Annual    Securities     All Other
  Name and Principal          Salary   Bonus   Compensation    Underlying    Compensation
       Position         Year  ($)(1)    ($)       ($)(2)    Options/SARS (#)    ($)(3)
  ------------------    ---- -------- -------- ------------ ---------------- ------------
L. Donald Speer, II.... 2000 $500,000 $100,000       --         600,000        $32,812
 Chairman of the Board
  and                   1999  463,014  102,477       --             --          28,877
 Chief Executive
  Officer,              1998  400,000      --    $10,441        300,000         26,278
 President and Chief
  Operating
 Officer

Andrew B. Laub......... 2000 $225,000 $ 62,143       --             --         $   374
 Executive Vice
  President,            1999  206,507      --        --             --             958
 Corporate Development  1998  175,000   15,000   $ 7,115        200,000            958

Sanjay Sabnani(4)...... 2000 $208,308      --        --         740,000        $   146
                        1999
                        1998

Robert Regent.......... 2000 $170,000      --    $21,983            --         $ 1,228
 Vice President,        1999  165,000      --     19,006            --             958
 Casino Operations      1998  165,000 $ 15,000     4,234            --             958

Jana McKeag............ 2000 $150,000      --        --             --         $   351
 Vice President,
  Governmental          1999  150,000      --        --             --             958
 Relations              1998  150,000 $  7,500   $ 7,317            --             958

--------
(1) Portions of the salaries for Messrs. Speer, Sabnani, Regent and McKeag were deferred under VCAT's 401(k) Plan.

(2) The amounts disclosed in this column include:

  (a) L. Donald Speer, II--In Fiscal 1998, the amount reflects tax gross-up payments related to long-term disability insurance and automobile benefits. Perquisites provided to Mr. Speer in each of Fiscal 2000 and 1999 did not meet the disclosure threshold established by the SEC.

  (b) Andrew B. Laub--In Fiscal 1998, the amount reflects tax gross-up payments related to long-term disability insurance and automobile benefits. Perquisites provided to Mr. Laub in each of Fiscal 2000 and 1999 did not meet the disclosure threshold established by the SEC.

  (c) Sanjay Sabnani--Perquisites provided to Mr. Sabnani in Fiscal 2000 did not meet the disclosure threshold established by the SEC.

  (d) Robert Regent--In Fiscal 2000, the amount reflects perquisites of which $12,977 is related to automobile benefits and $9,006 is related to country club membership fees; the remaining perquisites and related amounts do not meet the disclosure threshold established by the SEC. In Fiscal 1999, the amount reflects perquisites of which $12,503 is related to automobile benefits and $5,127 is related to country club membership fees; the remaining perquisites and related amounts do not meet the disclosure threshold established by the SEC. In Fiscal 1998, the amount reflects tax gross-up payments related to long-term disability insurance and automobile benefits.

  (e) Jana McKeag--In Fiscal 1998, the amount reflects tax gross-up payments related to long-term disability insurance and automobile benefits. Perquisites provided to Ms. McKeag in each of Fiscal 2000 and 1999 did not meet the disclosure threshold established by the SEC.

(3) The Fiscal 2000 amounts disclosed in this column reflect payments by VCAT in Fiscal 2000 of premiums for (a) universal life insurance on behalf of Mr. Speer in the amount of $32,228 and (b) term life insurance on behalf of Messrs. Speer, Laub, Sabnani, Regent and McKeag in the amounts of $584, $374, $146, $1,228 and $351, respectively. The Fiscal 1999 amounts disclosed in this column reflect payments by VCAT in Fiscal 1999 of premiums for (a) universal life insurance on behalf of Mr. Speer in the amount of $27,920 and (b) term life insurance on behalf of Messrs. Speer, Laub, Regent and McKeag in the amounts of $958, $958, $958 and $958, respectively. The Fiscal 1998 amounts disclosed in this column reflect payments by VCAT in Fiscal 1998 of premiums for (a) universal life insurance on behalf of Mr. Speer in the amount of $25,320 and (b) term life insurance on behalf of Messrs. Speer, Laub, Regent and McKeag in the amounts of $958, $958, $958 and $958, respectively.

(4) Sanjay Sabnani joined VCAT in July 1999 and subsequently resigned as an Officer and Director of VCAT effective September 29, 2000.

Stock Options

  Stock Option Grants. This table shows certain information with respect to stock options granted to the Named Executive Officers in Fiscal 2000.

                                              Percent of
                                Number of    Total Options
                                Securities    Granted to
                                Underlying   Employees in  Exercise or
                                 Options        Fiscal     Base Price   Expiration
Name                             Granted       Year (%)     ($/Share)      Date
----                            ----------   ------------- -----------  ----------
L. Donald Speer, II............  600,000(4)      16.0%       $ 4.63(1)   12/29/09

Sanjay Sabnani.................  262,500(5)       7.0%       $ 2.56(1)    7/16/09
                                 237,500(6)       6.7%         3.38(1)   12/10/09
                                 140,000(5)       3.7%        10.41(2)     2/7/10
                                 100,000(5)       2.7%        10.41(3)    5/31/10

--------
(1) Options were granted at the market price on the date of grant.

(2) Options were granted at 85% of the closing price of the Common Stock on February 7, 2000.

(3) Options were granted at a price above the closing price of the Common Stock on May 31, 2000.

(4) All nonstatutory stock options that vest in four equal annual installments commencing December 29, 1999 (i.e. at the date of grant 25% of options are immediately vested).

(5) All nonstatutory stock options that are fully vested in one year from grant date in four equal quarter year installments, some of which have been cancelled.

(6) All nonstatutory stock options that vest in four equal annual installments commencing December 10, 2000, which have been cancelled.

  Option Exercises/Fiscal Year End Value. The following table includes the number of shares of Common Stock acquired by the Named Executive Officers upon the exercise of stock options and the aggregate dollar value realized upon such exercise during Fiscal 2000. Also reported are the number of shares of Common Stock covered by both exercisable and unexercisable stock options and the value of such options that are "in-the-money" as of June 30, 2000 for the Named Executive Officers.

   Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
                                    Values

                                                    Number of Securities
                                                   Underlying Unexercised     Value of Unexercised
                           Shares                      Options/SARs at      In-the-Money Options/SARs
                         Acquired on                     FY-End (#)             at FY-End ($)(1)
                          Exercise      Value     ------------------------- -------------------------
Name                         (#)     Realized ($) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ------------ ----------- ------------- ----------- -------------
L. Donald Speer, II.....      --            --      630,000      870,000     $523,200     $486,300

Andrew B. Laub..........      --            --      370,000      130,000      208,750      166,250

Sanjay Sabnani..........      --            --      231,875      508,125      258,890      203,860

Robert Regent...........   30,000      $413,813     100,000       70,000       87,100       63,450

Jana McKeag.............   30,000       390,281      50,000       20,000          --        19,900

--------
(1) Excludes the value of all unexercised options that have an exercise price greater than or equal to $3.875, the closing price of the Common Stock on June 30, 2000 (the last stock trading day of Fiscal 2000).

Change of Control Arrangements

  Certain of VCAT's stock option plans, and certain of the individual stock option agreements entered into thereunder, contain change in control provisions which, under certain circumstances, trigger the acceleration of vesting of options granted thereunder.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

  In connection with the resignation of G. Fritz Opel as an officer, director and an employee of VCAT on February 13, 2000, VCAT entered into both a settlement and release agreement, and a consulting agreement with Mr. Opel. Pursuant to the settlement and release agreement, in consideration of the release of VCAT by Mr. Opel of all claims and liabilities he had or may have had against VCAT based on acts or events occurring on or before the date of the agreement, VCAT agreed to (a) reimburse Mr. Opel for premiums paid by him if he elects to participate in any of VCAT's group health insurance plans pursuant to COBRA through April 30, 2000, and (b) extend all provisions of the stock options granted to Mr. Opel under VCAT's stock option plans during the period of time he is engaged as a consultant for VCAT. Pursuant to the consulting agreement, VCAT retained Mr. Opel as a consultant through February 25, 2001. In consideration for the performance of such consulting services, VCAT agreed to pay Mr. Opel $33,395.67 through April 30, 2000 and, commencing May 1, 2000 and continuing through the remainder of the consulting term, a minimum base fee of $2,500 per month, said fee to be credited at a rate of $250.00 per hour, against Mr. Opel's first ten hours of services rendered, plus an additional fee of $250.00 per hour for services rendered in excess of the base fee. On August 15, 2000, VCAT and Mr. Opel amended the consulting agreement to provide for a consulting fee of $7,500 per month and to increase the minimum hours of services rendered to thirty per month, said consulting fee pro rated for the month of August 2000. The consulting agreement also contains certain confidential information and non-competition provisions. As a consultant, Mr. Opel renders advisory services and performs projects as assigned to it, from time to time, by the Chairman of the Board of VCAT for matters specifically relating to the Barona Casino and the Barona Tribe.

  On August 27, 1998, VCAT acquired 100% of the outstanding equity of Cyberworks, Inc., a California corporation ("Cyberworks") for an aggregate purchase price, exclusive of acquisition costs, of $3,560,000. Richard T. Harrison, as the sole shareholder of Cyberworks, received 750,000 shares of newly-issued Common Stock and $500,000 in cash. For purposes of the merger transaction, the fair market value of a share of Common Stock was determined to be $4.08 per share, this price being established pursuant to a formula set forth in the reorganization agreement. On the effective date of the merger, in addition to becoming a principal shareholder of VCAT, Richard T. Harrison, the former President and Chief Executive Officer of Cyberworks, was appointed a director of VCAT. In addition, on the effective date of the merger, Mr. Harrison entered into an employment agreement (the "Employment Agreement") and a noncompetition agreement (as amended, restated, supplemented or otherwise modified, the "Noncompetition Agreement") with VCAT and Cyberworks relating to Mr. Harrison's service as President and Chief Operating Officer of Cyberworks following the merger transaction. The Employment Agreement provided for an initial base salary of $228,000 per year.

  In connection with the resignation of Mr. Harrison as an officer, director and an employee of VCAT and Cyberworks on December 17, 1999, VCAT entered into a settlement and release agreement, a call agreement and a stock pledge agreement with Mr. Harrison and also agreed to amend and restate the Noncompetition Agreement (as described below) with Mr. Harrison. Pursuant to the settlement and release agreement, in consideration of the general release by Mr. Harrison of all claims and liabilities and a release of federal age discrimination claims he had or may have had against VCAT and its related entities based on acts or events occurring on or before the date of the agreement, VCAT or Cyberworks agreed to pay or give Mr. Harrison: (a) the then current portion of his earned salary and documented reimbursement expenses,
(b) accrued and unused vacation pay, (c) nonaccountable automobile benefits and (d) title to certain computer equipment. Pursuant to the call agreement, in consideration of $20,000 payable to Mr. Harrison and in consideration of Mr. Harrison and VCAT entering into the settlement and release agreement and the call agreement, Mr. Harrison granted to VCAT the right and option until December 25, 2001 to purchase all or part of his 750,000 shares of Common Stock at an exercise price of $2.50 per share. Pursuant to the stock pledge agreement, VCAT was granted a security interest in Mr. Harrison's 750,000 shares of Common Stock as an inducement for VCAT to enter into the settlement and release agreement and the call agreement and to secure Mr. Harrison's obligations under the call agreement.

  The Noncompetition Agreement (as amended from two years ago in connection with Mr. Harrison's resignation and his entering into the settlement and release agreement, call agreement and stock pledge agreement with VCAT) prohibits Mr. Harrison from (i) competing with VCAT and Cyberworks and certain affiliates thereof within the territory of the United States of America for 18 months after December 19, 1999 and (ii) soliciting certain employees, customers and suppliers of VCAT and Cyberworks and certain affiliates thereof during the noncompetition term; provided, however, that VCAT consented to Mr. Harrison's employment by Working Woman Network, Inc. and Working Woman Network Internet, Inc. and his solicitation and/or hiring of VCAT employee Charles Gillespie.

  In September 2000, VCAT provided to L. Donald Speer, II, Chairman and Chief Executive Officer of VCAT and a Director/Nominee, and his spouse, Kelly Jacobs Speer, a bridge loan in the principal amount of up to $400,000, with interest at the rate of 7%. The debt was secured with the interest in VCAT Common Stock owned by Mr. Speer. As of the Record Date, the Speers had been advanced an aggregate of approximately $250,000 under the terms of this loan.

  On July 16, 1999, VCAT purchased certain assets and assumed certain liabilities of Typhoon Capital Consultants, LLC, whose members were Sanjay Sabnani, an executive officer of VCAT and a Director/Nominee, and his spouse, Manisha Sabnani, for a purchase price of $100,000.

  In connection with the transaction, Mr. Sabnani became an executive officer and a director of VCAT and entered into a one year employment agreement with VCAT relating to Mr. Sabnani's service as Vice President, Investor Relations Officer of VCAT and President of VCAT's Internet Consulting Division operating under the name Venture-Catalyst.com. The Employment Agreement provided for an initial annual base salary of $180,000. Effective February 18, 2000, Mr. Sabnani became President and Chief Operating Officer of VCAT and the Compensation Committee increased his annual base salary to $275,000.

  In connection with the Employment Agreement, the Compensation Committee of the Board (a) granted to Mr. Sabnani on July 16, 1999 a nonstatutory stock option to purchase 262,500 shares of Common Stock, at an exercise price per share equal to the fair market value on the date of grant, with vesting to occur in four equal installments on October 15, 1999 and on the 15th of January, April and July 2000, and (b) agreed to grant in the future a nonstatutory stock option to purchase 240,000 shares of Common Stock, at an exercise price of $10.00 per share on the date that the fair market value (as defined in the 1995 Plan, as amended) of a share of Common Stock is $10.00, provided, however, that to be granted such option Mr. Sabnani must be an employee of VCAT or one of its subsidiaries on such date of grant, in each case pursuant to the terms established by the Compensation Committee. In February 2000, the date on which the fair market value of a share of Common Stock exceeded $10.00, Mr. Sabnani agreed to waive his rights as to 100,000 shares of such option and to accept an exercise price of $10.41 per share in order to comply with the restrictions of the 1995 Plan. In May 2000, Mr. Sabnani was granted 100,000 shares at a price of $10.41, a price greater than the fair market value of the stock on such date, vesting in four equal installments on August 31, 2000, November 20, 2000, February 28, 2001, and May 31, 2001.

  In connection with the resignation of Mr. Sabnani as an officer and director of VCAT on September 29, 2000, VCAT entered into a severance agreement and general release with Mr. Sabnani. Pursuant to the severance agreement and general release, and in consideration of the general release by Mr. Sabnani of all claims and liabilities he had or may have had against VCAT and its related entities based on acts or events occurring on or before the date of the agreement, VCAT agreed to pay or give Mr. Sabnani: (a) the then current portion of his earned salary, documented reimbursement expenses, and vacation;
(b) Mr. Sabnani's automobile lease; (c) certain documented mileage reimbursement for Mr. Sabnani's automobile; (d) initial separation payment of $10,577; (e) compensation provided that Mr. Sabnani remains an employee of VCAT; (f) certain payments if terminated other than for cause prior to December 22, 2000; and (g) cancellation of all options vesting after September 29, 2000.

  On January 28, 2000, VCAT entered into a stock purchase agreement with Stephen M. Dirks and webinc., Inc., a Delaware corporation, whose owners included Mr. Dirks, for a purchase price of $20,000. webinc.,Inc. was subsequently merged into VCAT.

  In connection with the transaction, Mr. Dirks became an executive officer of VCAT and entered into a letter agreement with VCAT relating to Mr. Dirks' service as Vice President of Corporate Development. The letter of employment provides for a monthly base salary of $8,333. The base salary may be adjusted by the Compensation Committee of the Board of Directors.

  In connection with the letter agreement, the Compensation Committee of the Board (a) granted to Mr. Dirks on January 29, 2000 a nonstatutory stock option to purchase 230,000 shares of Common Stock, at an exercise price per share equal to the fair market value on the date of grant, with vesting to occur in eight equal installments commencing April 28, 2000, provided, however, that to exercise such options Mr. Dirks must have been in the continuous employ of VCAT or one of its subsidiaries through each of the vesting dates. Mr. Dirk's employment with VCAT is at will and can be terminated by either VCAT or Mr. Dirks at any time for any reason, with or without prior notice or cause.

  On March 22, 2000, Mr. Dirks was appointed to the Board of Directors and became an officer of VCAT.

  In the opinion of management, the terms of the above-described transactions are fair and reasonable and as favorable to VCAT as those which could have been obtained from unrelated third parties at the time of their execution.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires VCAT's directors and executive officers, and persons who beneficially own more than 10% of a registered class of VCAT's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of VCAT. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish VCAT with copies of all Section 16(a) forms they file.

  To VCAT's knowledge, based solely on a review of the copies of such reports furnished to VCAT and written representations that no other reports were required during the Fiscal Year, VCAT's officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements, except for one filing by Cornelius E. ("Neil") Smyth, which was inadvertently not filed, reflecting one transaction for an exercise of options to acquire common stock.

           RELATIONSHIP OF VCAT WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors selected the firm of Grant Thornton LLP ("Grant Thornton"), independent certified public accountants, as VCAT's auditors for Fiscal 2000 and have selected such firm to act as auditors for the fiscal year ending June 30, 2001. Representatives of Grant Thornton are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

  If you want us to consider including a proposal in VCAT's proxy materials relating to the annual meeting of shareholders to be held in the year 2001, you must submit such proposal to VCAT no later than June 30, 2001. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, we will include it in the proxy statement and on the form of proxy issued for such annual meeting of shareholders. You should direct any such shareholder proposals to the attention of the Secretary of VCAT at the address of VCAT set forth on the first page of this Proxy Statement.

  With respect to any proposal that a shareholder of VCAT presents at the annual meeting of shareholders to be held in 2000 that is not submitted for inclusion in VCAT's proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy for such annual meeting of shareholders will confer discretionary voting authority to vote on such shareholder proposal unless (a) VCAT is notified of such proposal no later than September 25, 2001, and (b) the proponent complies with the other requirements set forth in Rule 14a-4 under the Exchange Act.

                                 ANNUAL REPORT

  You may obtain, without charge, a copy of the Annual Report on Form 10-KSB for the Fiscal Year, including the Financial Statements and the Financial Statements Schedules required to be filed with the SEC pursuant to Rule 13a-1 of the Exchange Act. You may obtain copies of Exhibits to the Form 10-KSB, but we will charge a reasonable fee to shareholders requesting such Exhibits. You should direct your request in writing to VCAT at the address of VCAT set forth on the first page of this Proxy Statement, Attention: Glenn D. Smith, Secretary.

                                          By Order of the Board of Directors,

                                          Glenn D. Smith
                                          Secretary

San Diego, California
Dated: October 27, 2000

                                                                     APPENDIX A

                         VENTURE CATALYST INCORPORATED
           1996 Nonemployee Directors Stock Option Plan, as Amended

SECTION 1. PURPOSE.

  The purpose of the Venture Catalyst Incorporated (formerly Inland Casino Corporation) 1996 Nonemployee Directors Stock Option Plan (the "Plan") is to attract, retain and compensate highly qualified individuals to serve as members of the Board of Directors who are not current employees of Venture Catalyst Incorporated (the "Company") and to enable them to increase their ownership of shares of common stock, par value $.001 per share, of the Company ("Common Stock"). The Plan will be beneficial to the Company and its shareholders since it will allow these directors to have a greater personal financial stake in the Company through the ownership of Common Stock, in addition to underscoring their common interest and identification with shareholders in increasing the value of Common Stock.

SECTION 2. SHARES SUBJECT TO PLAN.

  The total number of shares of Common Stock with respect to which options may be granted under the Plan shall not exceed 300,000 (as adjusted pursuant to Section 7 hereof). Shares issued upon exercise of options granted under the Plan may be either authorized and previously unissued shares, issued shares which have been reacquired by the Company, or any combination thereof. In the event that any option granted under the Plan shall terminate, expire or, with the consent of the optionee, be cancelled as to any shares of Common Stock, without having been exercised in full, new options may be granted with respect to such shares without again being charged against the maximum share limitations set forth above in this Section 2.

SECTION 3. ADMINISTRATION.

  The Plan shall be administered by a committee consisting of all directors who are not eligible to participate in the Plan and the Chief Financial Officer of the Company (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall have no discretion with respect to the eligibility or selection of directors to receive options under the Plan, the times at which options shall be granted or shall become exercisable, the number of shares subject to any such options or the Plan, or the purchase price thereunder, except for adjustments as described in Section 7. The Committee shall not have the authority to take any action or make any determination that would materially increase the benefits accruing to participants under the Plan. The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons, including, without limitation, the Company, its shareholders and persons granted options under the Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes hereof. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal substantive laws of the State of Utah.

SECTION 4. ELIGIBILITY.

  All members of the Company's Board of Directors who are not current employees of the Company or any of its subsidiaries at the time of the option award ("Nonemployee Directors") are eligible to participate in the Plan.

SECTION 5. OPTION AWARDS.

  (a) Initial Awards. Each Nonemployee Director who was in office immediately prior to the meeting at which the shareholders of the Company approve this Plan and continues in office immediately after the meeting at which the shareholders of the Company approve this Plan shall be granted an option to purchase 10,000 shares of Common Stock. Such option shall be granted on the date of the shareholders' meeting at which this Plan is approved (the "Effective Date").

  (b) Future Awards. (i) Each Nonemployee Director who first becomes a member of the Board at the meeting at which the shareholders of the Company approve this Plan or after the Effective Date shall be granted an option to purchase 10,000 shares of Common Stock (as adjusted pursuant to Section 7 hereof) automatically on the date of his or her election to the Board of Directors.

  (ii) Each Nonemployee Director shall be granted an option to purchase 5,000 shares of Common Stock (as adjusted pursuant to Section 7 hereof) automatically effective on the date of each of the Company's Annual Meeting of Shareholders, commencing on the Effective Date, at which such Nonemployee Director is elected a Nonemployee Director.

  (c) Nonstatutory Stock Options. All options granted under the Plan shall be nonstatutory options not intended to qualify under Section 422 of the Internal Revenue Code, as in effect from time to time (the "Code"). Each option granted under the Plan shall provide that such option shall not be treated as an "incentive stock option," as that term is defined in Section 422(b) of the Code.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

  All options granted under the Plan shall be evidenced by stock option agreements in writing (hereinafter referenced to as "option agreements"), in such form as the Committee may from time to time approve, executed on behalf of the Company by the Chairman of the Board or the President of the Company. Each option agreement shall be subject to the Plan, and, in addition to such other terms and conditions as the Committee may deem desirable, shall provide in substance as follows:

  (d) Purchase Price. The purchase price per share of Common Stock for which each option is exercisable shall be equal to 100% of the fair market value of a share of Common Stock as of the date such option is granted ("Fair Market Value"). Such Fair Market Value shall be, for any date, (i) the closing price of the Common Stock on such date, if available, or, if there are no sales of the Common Stock on such date or if a closing sales price is not available,
(ii) the average of the "bid" and "asked" prices of Common Stock on such date, in each case as reported by The Nasdaq Stock Market or any national securities exchange on which the Common Stock is then traded or any other generally recognized over-the-counter trading or quotation system if the Common Stock is traded in the over-the-counter market or if (i) or (ii) are not available, the fair market value on such date as determined by the Committee in accordance with applicable law and regulations. The option price shall be subject to adjustment as provided in Section 7 hereof.

  (e) Exercisability and Terms of Options. Subject to Section 6(c) hereof, each option granted pursuant to Sections 5(a) and 5(b) hereof shall be exercisable in full six months following the date of grant; provided, however, that the Board of Directors shall have the discretion to accelerate the vesting of any options granted to an optionee if such optionee's service as a director of the Company ceases prior to the vesting of such options. Each option granted under the Plan shall expire 10 years from the date of grant and shall be subject to earlier termination as hereinafter provided. If a Nonemployee Director subsequently becomes an employee of the Company while remaining a member of the Board of Directors, any options held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

  (f) Cessation of Service. Except as hereinafter set forth, no option shall be exercisable after the date of cessation of an optionee's service as a director of the Company. Upon the death of an optionee at any time, all of the then outstanding options of such optionee shall become immediately exercisable. If an optionee's service ceases for any reason, such optionee's exercisable options may be exercised by the optionee within one year after such cessation of service. If an optionee shall die within such one-year period, or if cessation of his or her service shall have been due to such optionee's death, such options may be exercised at any time within one year after such death by the optionee's executor or administrator or by his or her distributee to whom such options may have been transferred by will or by the laws of descent and distribution. The foregoing provisions shall not extend the period during which an option may be exercised beyond the date it expires by its terms.

  (g) Manner of Exercise. Each option agreement shall provide that any option therein granted shall be exercisable only by giving in each case written notice of exercise, accompanied by full payment of the purchase price either
(i) in cash (including check, bank draft, or money order, or wire or other transfer of funds, or advice of credit to the Company), (ii) in shares of Common Stock with a fair market value equal to the purchase price or (iii) a combination of cash and shares of Common Stock which in the aggregate are equal in value to such purchase price. At the discretion of the Committee, the option agreement may provide that shares of Common Stock may be issued in the name of the optionee and another person jointly with the right of survivorship. All grants will provide for a deferred payment of the purchase price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates.

  (h) Nontransferability. Each option agreement shall provide that any option therein granted is not transferable by the optionee other than by will or by the laws of descent and distribution or a qualified domestic relations order and that, during the lifetime of the optionee, such option may be exercised only by the optionee or such optionee's legal representative or permitted successor.

SECTION 7. ADJUSTMENT UPON CHANGES IN STOCK.

  The Committee shall make or provide for such adjustments in the option price and in the number or kind of shares or other securities (including shares or other securities of another issuer) covered by outstanding options as the Committee in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of rights of optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, issuance of rights or warrants to purchase stock, spin-off, recapitalization or other changes in the capital structure of the Company, (b) any merger, consolidation, reorganization or partial or complete liquidation, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Committee also shall make or provide for such adjustment in the number or kind of shares of the Company's capital stock or other securities (or in shares or other securities of another issuer) which may be acquired pursuant to options granted under the Plan and the number of such securities to be awarded to each optionee as the Committee in its sole discretion, exercised in good faith, shall determine is appropriate to reflect any transaction or event described in the preceding sentence. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted options pursuant to the Plan. The determination of the Committee as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

SECTION 8. FRACTIONAL SHARES.

  No fractional shares shall be issued pursuant to options granted hereunder and any fractional share resulting from an adjustment pursuant to Section 7 hereof shall be eliminated.

SECTION 9. GOVERNMENT REGULATIONS.

  The Plan, the grant and exercise of options hereunder, and the Company's obligation to sell and deliver shares of stock pursuant to any such exercise, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or government agency as shall be required.

SECTION 10. TERM OF THE PLAN.

  The Plan shall become effective on the Effective Date. The Plan shall terminate at such time as all of the shares of Common Stock authorized under
Section 2 of this Plan have been granted. In the event that at any future grant date as determined under Section 5 hereof, the aggregate number of options to be granted at such time exceed the remaining options available under the Plan as determined in accordance with Section 2 hereof, the remaining options available shall be granted on a pro rata basis among each Nonemployee Director. Termination of the Plan, however, shall not affect outstanding options which have been granted prior to such termination, and all unexpired options shall continue in full force and operation after termination of the Plan, except as they shall lapse or terminate by their own terms and conditions, and the terms of the Plan shall continue to apply to such options.

SECTION 11. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

  The Board of Directors at any time and from time to time may, amend, suspend or terminate the Plan; provided, however, that no amendment to the Plan may increase the number of shares of Common Stock which may be granted pursuant to the Plan without the approval of a majority of the total votes cast by shareholders in person or by proxy on such proposal to amend the Plan. Without the written consent of the optionee, no amendment, suspension or termination of the Plan shall adversely affect any option previously granted under the Plan, but it shall be conclusively presumed that any adjustment or change as provided in Section 7 does not adversely affect any such right.

SECTION 12. NO RIGHT TO CONTINUE AS DIRECTOR.

  Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that a director has a right to continue as a director for any period of time, or at any particular rate of compensation.

PROXY

                PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

                         VENTURE CATALYST INCORPORATED

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
              DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned shareholder(s) of Venture Catalyst Incorporated, a Utah corporation (the "Company"), hereby appoints Kevin McIntosh, Glenn D. Smith, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on December 8, 2000, and at any and all adjournments, to vote all shares of the capital stock of said Company held of record by the undersigned on October 27, 2000, as if the undersigned were present and voting the shares.

The Shares Represented by this Proxy Will Be Voted in the Manner Directed. In the Absence of Any Direction, the Shares Will Be Voted for the Nominees Named in Proposal 1, for Proposal 2 and in Accordance with Their Discretion on Such Other Matters That May Properly Come Before the Meeting.


       (CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)

                         VENTURE CATALYST INCORPORATED
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

THE LISTED NOMINEES AND THE LISTED PROPOSALS HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED AND "FOR" THE LISTED PROPOSALS.
                                                [ ] I plan to attend the meeting

1.   Election of Directors:

     Nominees for election to the Board of Directors: Steven M. Dirks, Andrew B. Laub, Jana McKeag, Charles T. Owen, Charles Reibel, Glenn D. Smith, Cornelius E. "Neil" Smyth and L. Donald Speer, II.

                        FOR all the                        WITHHOLD
                      Nominees listed                      AUTHORITY
                   (except as indicated                 to vote for all
                      to the contrary)                  Nominees listed
                            [ ]                               [ ]

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THE NOMINEE'S(S') NAME(S) ON THE SPACE PROVIDED BELOW.)


2. To approve an amendment to the Company's 1996 Nonemployee Directors Stock Option Plan to increase the number of shares of our common stock which may be issued and sold under the 1996 Nonemployee Directors Stock Option Plan.

                        FOR                 AGAINST             ABSTAIN
                        [ ]                   [ ]                 [ ]

3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.


                                            Date: _____________________, 2000


                                            _________________________________
                                                        Signature

                                            _________________________________
                                               Signature (if held jointly)

          (Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.)